Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Joseph Edelman

Date of Earliest Transaction Required to be Reported: December 15, 2005

Issuer Name and Ticker Symbol: Indevus Pharmaceuticals, Inc. (IDEV)

Names:   Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Indevus Pharmaceuticals, Inc.

Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


    By: /s/ Andrew Sankin, as attorney in fact
        -------------------------------------------
        Name: Joseph Edelman
        Title:  Managing Member

Perceptive Advisors LLC


By: /s/ Andrew Sankin, as attorney in fact
    -----------------------------------------------
    Name: Joseph Edelman
    Title:  Managing Member